Sub-Item 77Q1(a)

Strategic Funds, Inc.

The Registrant’s Rule 18f-3 Plans are herein incorporated by reference to Post-Effective Amendment No. 117 (the “Amendment”) to the Registrant’s Registration Statement on Form N-1A.  The Amendment was filed with Securities and Exchange Commission on January 25, 2016.